                            LOAN AND INVESTMENT AGREEMENT


     This LOAN AND INVESTMENT AGREEMENT is made and entered into as of October 13, 1995, by and between S&D FOODS, INC., a California corporation ("Borrower"), and KENNETH A. STEEL ("Lender") with respect to the following facts:

                                       RECITALS

     A. Borrower is engaged in the wholesale foods business and has need for additional capital for purposes of financing its business in anticipation of a private and subsequent public offering of its common stock.

     B. Lender is willing, upon the terms and subject to the conditions set forth in this Agreement, to make a loan to Borrower for the purposes described above.

     NOW, THEREFORE, in consideration of the foregoing premises and the warranties, representations, covenants, agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      ARTICLE I
                           DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in the Transaction Documents or in any other documents made or delivered pursuant thereto, unless otherwise defined therein or the context shall otherwise require, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AGREEMENT" means this agreement and any amendments, supplements or modifications thereto.

     "BUSINESS DAY" means a day on which banks are open for business in San Francisco, California.

     "COLLATERAL" is defined in the Security Agreement.

     "COLLATERAL DOCUMENTS" means all present and future documents delivered and to be delivered hereunder to create, perfect or maintain a security interest or lien on any property to secure payment of the Indebtedness under the Transaction Documents, or otherwise granting a lien to the Lender pursuant to the Transaction Documents, including the Security Agreement the UCCs.

     "CONVERSION SHARES" means "Conversion Shares" as defined in the Note and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor.

     "CURRENT STOCKHOLDERS" means the persons shown as stockholders in
SCHEDULE 3.1.3.

     "EFFECTIVE DATE" means the date of this Agreement.

     "EVENT OF DEFAULT" is defined in Section 5.1.

     "FINANCIAL STATEMENTS" means Borrower's Statements of Assets, Liabilities and Equity as of June 30, 1995 and July 31, 1995 and Borrower's Statements of Revenues, Expenses and Net Income for the Twelve months ended June 30, 1995 and the one month ended July 31, 1995.

     "INDEBTEDNESS" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) lease obligations direct, contingent or otherwise, which have been or which in accordance with Statement of Financial Accounting Standards No. 13, as from time to time amended, should be capitalized, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, and (iv) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; PROVIDED, HOWEVER, that Indebtedness shall not include trade accounts payable, accrued payroll and other similar current liabilities incurred in the ordinary course of business.

     "LIENS" means any deed of trust, mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

     "NOTE" means the Convertible Promissory Note of Borrower to Lender in the form of Exhibit A hereto, and any extensions, amendments, supplements or modifications thereof.

     "OBLIGATIONS" means all obligations of every nature of the Borrower from time to time owed to the Lender under the Transaction Documents.

      "PAYMENT SHARES" means "Payment Shares" as defined in the Note and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor.

      "PERSON" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SECURITY AGREEMENT" means the Security Agreement of the Borrower in the form of Exhibit B hereof, and any amendments, supplements and modifications thereof.

      "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement among Borrower, the Current Stockholders, and Lender in the form of Exhibit C hereto, and any amendments, supplements and modifications thereof.

      "SECURITIES" means the Note, the Conversion Shares, the Payment Shares and the Warrant Shares.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "TRANSACTION DOCUMENTS" means this Agreement, the Note, the Security Agreement, the Stockholders Agreement, the UCCs, the Warrant, and any other documents to be executed and/or delivered under this Agreement or in connection with the transactions contemplated hereby.

      "WARRANT" means the warrant to Purchase Stock of Borrower to Lender in the form of Exhibit D hereto, and any amendments, supplements and modifications thereof, and any warrant issued in replacement thereof or in exchange or substitution therefor.

      "WARRANT SHARES" means "Warrant Shares" as defined in the Warrant and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor.

      SECTION 1.2 ACCOUNTING TERMS. All accounting terms, unless otherwise specifically defined herein, shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                      ARTICLE II
                               AMOUNT AND TERMS OF LOAN

      SECTION 2.1 LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan (the "Loan") to Borrower in the amount of Five Hundred Thousand Dollars ($500,000.00) on the Effective Date.

      SECTION 2.2 NOTE. The obligation of Borrower to repay the Loan made by Lender shall be evidenced by, and the Loan shall be payable in accordance with the terms of, the Note.

      SECTION 2.3 OTHER TRANSACTION DOCUMENTS. To induce Lender to enter into this Agreement and make this Loan, (i) Borrower shall execute and deliver to Lender, on the Effective Date, concurrently with the execution and delivery of this Agreement, the Note, the Security Agreement, the UCC'S, and the Warrant, and (ii) Borrower and the Current Stockholders shall execute and deliver to Lender, on the Effective Date, concurrently with the execution and delivery of this Agreement, the Stockholders Agreement.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1 REPRESENTATIONS AND WARRANTIES BY BORROWER. In order to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender that:

            3.1.1 ORGANIZATION AND QUALIFICATIONS. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite authority and power (corporate and other), all material governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its material properties and assets as now owned, held and operated by it, to enter into the Transaction Documents, to issue the Securities and to carry out the provisions of the Transaction Documents and the Securities.

            3.1.2 ARTICLES OF INCORPORATION AND BYLAWS. The copies of the Articles of Incorporation ("Articles") and Bylaws of Borrower which have been delivered to Lender prior to the execution of this Agreement, are true and complete copies of such documents and have not been made or repealed. Borrower is not in violation or breach of any of the provisions of the Articles, the Bylaws or any of its other governing documents.

            3.1.3  CAPITALIZATION AND RELATED MATTERS.

                   (a) As of the Effective Date and prior to giving effect to the transactions contemplated in this Agreement, the authorized and issued capital stock of Borrower and the options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating Borrower to issue or register for sale under the Securities Act shares of capital stock or any other equity security of Borrower consist solely of those described on
SCHEDULE 3.1.3.

                   (b) There are no outstanding contractual obligations (contingent or otherwise) of Borrower to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Borrower, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                   (c) The offer, issuance and sale of all outstanding capital stock of Borrower were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (iii) accomplished in conformity with all other federal and applicable state securities laws, rules and regulations.

                   (d) The issuance of the Securities has been duly authorized and, upon delivery to Lender of a certificate or other instrument evidencing any Securities, such Securities will have been validly issued, will have the rights specified in the Transaction Documents, will be free of preemptive rights, will be fully paid and non-assessable, and will be free and clear of all Liens and restrictions, other than restrictions on transfer imposed by the Transaction Documents.

                   (e) Borrower is not a participant in any joint venture, partnership, joint operation or similar arrangement. Borrower does not own or have any interest (by way of stock ownership or otherwise) in any firm, corporation, association or business.

               3.1.4 STOCKHOLDERS. SCHEDULE 3.1.3 contains a true and complete list of the names and addresses of the record holders of all of the outstanding equity securities of Borrower and of the holders of all outstanding options or other rights to acquire equity securities of Borrower, such list setting forth with respect to each holder the type and amount of the equity securities beneficially owned or for which there exist acquisition rights. No holder of any security of Borrower or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of any Securities or otherwise. Except for this Stockholders Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of the equity securities of Borrower affecting the exercise of the voting rights of any such equity securities.

               3.1.5    AUTHORIZATION AND VALIDITY OF TRANSACTION DOCUMENTS.
The execution, delivery and performance by Borrower of the Transaction Documents and the offer, sale, issuance and delivery of the Securities, (a) are within Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not require from the board of directors or shareholders of Borrower any consent or approval that has not been validly and lawfully obtained, (d) require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except for post-sale filings with the Securities and Exchange Commission and state securities commissions, which filings shall be carried out in a timely fashion, (e) do not and will not violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, induction, decree, determination or award, or (iv) any provision of the Articles or Bylaws of Borrower, (f) do not and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any rights to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which Borrower is a party or by which Borrower or its properties, assets or gifts is bound or affected, (g) except as expressly provided in the Security Agreement, do not and will not result in the creation of imposition of any Lien, (h) do not and will not require the consent, approval or authorization of any other party to agreements, licenses, leases, sales orders, permits, franchises, rights and other obligations of Borrower, and (i) will not permit any governmental body to impose any restrictions or limitations of any nature on Borrower or its activities.

            3.1.6 COMPLIANCE WITH LAWS. The business and operations of Borrower has been and are being conducted in all material respects in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Borrower is in compliance in all material respects with all applicable federal and state securities laws, rules and regulations.

            3.1.7 BINDING OBLIGATIONS. The Transaction Documents constitute the legal, valid and binding obligations of Borrower and are and will be enforceable against Borrower in accordance with their respective terms, and the Stockholders Agreement constitute the legal, valid and binding obligation of Borrower and the Current Stockholders and is and will be enforceable against such parties in accordance with its terms.

            3.1.8 SECURITIES LAWS. The offer, issue and sale of the Securities are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all applicable federal and state securities laws, rules and regulations.

            3.1.9 BROKERS OR FINDERS. No Person has, or as a result of the transactions contemplated by the Transaction Documents, will have, any right or claim against Borrower or Lender for any commission, fee or other compensation as a finder, broker, or any similar capacity as a result of any action by or on behalf of Borrower or any of its officers, directors, employees, agents or stockholders, except for Spelman & Co., Inc. whose fee of $50,000 plus a $15,000 expense allowance will be paid by Borrower as provided in the letter agreement between Spelman & Co., Inc. and Borrower dated July 10, 1995 (the "Spelman Agreement"), which amount will be credited against the fee payable in connection with the private placement offering referred to in the Spelman Agreement, and Borrower will indemnify and hold Lender harmless against any liability or expense arising out of, or in connection with, any such right or claim.

            3.1.10 FINANCIAL STATEMENTS. The Financial Statements (a) are in accordance with the books and records of Borrower, (b) present fairly the financial condition of Borrower at the dates therein specified and the results of its operations and changes in financial condition for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Specifically, but not by way of limitation, the financial statements disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of Borrower as of each date which must be disclosed on a balance sheet in accordance with generally accepted accounting principles. Borrower maintains its books, record and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and disposition of its assets, liabilities and equities.

            3.1.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as provided in Schedule 3.1.11, there is not any material debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to Borrower) arising out of any transaction entered into at or prior to the Effective Date, or any act or omission at or prior to the Effective Date, or any state of facts existing at or prior to the Effective Date, including taxes with respect to or based upon the transactions or events occurring at or prior to the Effective Date, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except (a) to the extent set forth on or reserved against in the Financial Statements, and (b) current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business since the last date covered by the financial statements contained therein, none of which (individually or in the aggregate) materially and adversely affect the business, properties, finances or prospects of Borrower.

            3.1.12 CHANGES. Except as provided in Schedule 3.1.12, since the last date covered by the Financial Statements, Borrower has not:

                    (a) Incurred any material debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) materially and adversely affects the business, finances, properties or prospects of Borrower.

                     (b) entered into any transaction other than in the usual and ordinary course of business, except for the Transaction Documents and the transactions contemplated hereby;

                     (c) issued, granted or sold any shares of capital stock or other equity securities of Borrower;

                     (d) declared, paid or set aside any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock;

                     (e) suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse;

                     (f) made any loans to its employees, officers or directors other than travel advances made in the ordinary course of business; or

                     (g) suffered or experienced any change in the relationship or course of dealings between it and any of its suppliers or customers which has had or is likely to have an adverse effect on the results of operations, conditions (financial or other), assets, liabilities, business or prospects of Borrower.

            3.1.13 TRADE NAMES, COPYRIGHTS, TRADEMARKS AND OTHER INTANGIBLE ASSETS. Except as provided in Schedule 3.1.13, Borrower owns or has the right to use all trademarks, trade names, service marks, copyrights, licenses and patents and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing (such trademarks, trade names, service marks, copyrights, licenses and patents and rights with respect thereto being herein referred to as the "Intellectual Property").

            3.1.14  TITLE TO PROPERTY AND ENCUMBRANCES. Except as provided in
Schedule 3.1.14, Borrower has good and marketable title to all of its respective properties and assets, subject to no Lien, except those Liens, if any, which are shown and described in the Financial Statements. The consummation of the transactions contemplated by this Agreement will not have any adverse effect on the title to any of Borrower's assets. Except for changes in the ordinary course of business, Borrower currently owns all of the assets shown on the latest balance sheet included in the Financial Statements.

            3.1.15 CONDITION OF PROPERTIES. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Borrower are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for borrower's business and conform in all material respects with all applicable ordinances, regulations and laws.

            3.1.16 INSURANCE COVERAGE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring Borrower and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated and as required by any contract, agreement or understanding to which Borrower is a party, or as required by any governmental authority having jurisdiction over Borrower, its property or business operations. Borrower has not been refused any insurance coverage sought or applied for, and Borrower has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act of omission of Borrower. Borrower is not in default with respect to any material provision contained in any insurance policy, and Borrower has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

            3.1.17 LITIGATION. Except as provided in Schedule 3.1.17, there is no legal action, suit arbitration or other legal, administrative or other governmental litigation, inquiry or proceeding (whether federal, state, local or foreign) pending or threatened against or affecting Borrower or its properties, assets or business. Borrower (including without limitation Borrower's respective properties, assets and business) is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

            3.1.18 LICENSES. Borrower possesses from the appropriate agency, commission, board, bureau, and governmental body and authority, whether state, local, federal or foreign, all licenses, permits, authorizations, approvals, franchises and rights which are necessary for Borrower to engage in the businesses currently conducted and proposed to be conducted by them, including without limitation the development, use, sale and marketing of its existing and proposed products and services; and all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued, are in full force and effect, and to the knowledge of Borrower will not be revoked, canceled, withdrawn, terminated or suspended.

            3.1.19   INTERESTED PARTY TRANSACTIONS.  Except as disclosed in
SCHEDULE 3.1.19, no officer, director or stockholder owning 5% or more of any class of securities of Borrower or any "affiliate" or "associate" (as such terms are defined in Rule 405 promulgated under the Securities Act) of any such Person has or had, either directly or indirectly, (a) an interest in any Person which) (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Borrower, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish to, Borrower any goods or services, or (b) a beneficial interest in any contract or agreement to which Borrower is a party or by which it may be bound or affected.

            3.1.20 USE OF PROCEEDS. Borrower will use the proceeds from the Loan exclusively for the purposes of sales, marketing, inventory, and receivables.

            3.1.21 DISCLOSURE. No representation or warranty contained in this Agreement or information appearing in any writing furnished by Borrower to Lender pursuant hereto or in connection herewith contains any untrue statement of a material fact or facts or omits to state a material fact or facts necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to Lender in writing which materially and adversely affects nor, insofar as Borrower can now foresee, will materially and adversely affect, the properties, business, prospects, results of operations or condition (financial or other) of Borrower or the ability of Borrower to perform this Agreement.

     SECTION 3.2. REPRESENTATIONS AND WARRANTIES BY LENDER. In order to induce Borrower to enter into the Transaction Documents, Lender represents and warrants to Borrower that:

              3.2.1 NO REGISTRATION, ETC. Lender understands that (i) none of the Securities have been registered under the Securities Act or registered or qualified under any state securities law; (ii) none of the Securities may be sold or otherwise transferred without either (A) registration under the Securities Act and registration and/or qualification under applicable state securities laws, or (B) an exemption therefrom; (iii) except as provided in this Agreement, Borrower will have no obligation to register any of the Securities under the Securities Act or to register or qualify any of the Securities under any state securities law, and Lender will not have any right of any kind to require Borrower to register any of the Securities under the Securities Act or to register or qualify any of the Securities under any state securities laws.

              3.2.2 OWN ACCOUNT. The Securities acquired by Lender are being acquired, or will be acquired, by Lender solely for Lender's own account (or, if Lender is a trustee, for the trust account for which Lender is a trustee) for investment and not for resale or distribution, and not with a view to or for sale in connection with any distribution of the Securities.

              3.2.3 KNOWLEDGE, ETC. Lender has sufficient knowledge and experience in financial and business matters to be capable of evaluating the risks and merits of investing in the Securities.

              3.2.4 QUESTIONS, ETC . Lender, either individually or through his investment and professional advisers, has had the opportunity to ask questions of and receive answers from the Company concerning Borrower and the Securities and has asked all questions and received all answers as Lender deems necessary to invest in the Securities.

              3.2.5 ACCREDITED INVESTOR. Lender is an "accredited investor" under the individual net worth and individual income tests of Rule 501(a) of Regulation D under the Securities Act.


                                      ARTICLE IV
                                COVENANTS OF BORROWER

     SECTION 4.1 AFFIRMATIVE COVENANTS OF BORROWER. Borrower covenants and agrees that, so long as the Note shall remain unpaid and any obligations exist under any of the Transaction Documents, unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

            4.1.1 PAYMENT OF INDEBTEDNESS, TAXES, ETC. Pay and perform its Indebtedness and Obligations promptly and in accordance with normal terms and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become liens or charges upon any properties of Borrower, provided that Borrower shall not be required to pay except as otherwise provided for in any Transaction Document, any such tax, assessment, charge, levy or claim during the period when such is being contested in good faith and by proper proceedings, and adequate reserves for the accrual of any of the same are maintained, if required by generally accepted accounting principles.

            4.1.2 MAINTENANCE OF INSURANCE. Maintain insurance in such form and in such amounts and covering such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which Borrower operates.

            4.1.3 DIRECTORS/OFFICERS. Take all actions (and cause its directors and stockholders to take all actions) necessary to (i) elect Floyd Hill as the Chief Operating Officer of Borrower and (ii) if and when requested by Lender, elect a person designated by Lender as a director to serve on the Board of Directors (and each committee thereof) of Borrower and each subsidiary of Borrower and replace any such person with another person designated by Lender. The obligations of Borrower under this Section 4.1.3 shall terminate at such time as any Conversion Shares, Payment Shares or Warrant Shares are issued.

            4.1.4 PRESERVATION OF CORPORATE EXISTENCE, AND RIGHTS. Preserve and maintain its corporate existence, rights, franchises and privileges in its jurisdictions of incorporation, and qualify and remain qualified as a corporation in each jurisdiction in which such qualification is necessary in view of its business and operations and the ownership of its properties.

            4.1.5 PRIVATE PLACEMENT. Take all such actions necessary to offer and sell not less than $2,140,000 of shares of Common Stock of Borrower pursuant to the terms of the

Spelman Agreement (the "Private Placement"). In connection with the Private Placement, Lender and the Current Stockholders shall enter into an agreement with the principal subscribers in the Private Placement (e.g., each person who subscribe for an equity interest of 5% or more) pursuant to which such parties shall agree that, if any one or more of such parties proposes to sell any equity securities of Borrower in any transaction (or series of transactions) in which 25% or more of the outstanding equity securities of any class of equity securities of Borrower are to be sold, each of the other such parties shall be given the opportunity to sell a pro rata amount of their equity securities of Borrower of the same class (which pro rata amount would be the percentage that the total number of equity securities of such class then held by each such party represents of the total number of equity securities of such class than held by all such parties).

            4.1.6 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, ordinances, and orders of any governmental authority , non-compliance with which might adversely affect its business or credit, and comply with all provisions of its Articles of Incorporation and Bylaws.

            4.1.7 INSPECTION/AUDIT RIGHTS. Upon reasonable notice, at any reasonable time and from time to time, permit Lender or any agents or representatives thereof, to examine and make copies of and abstracts from and to otherwise audit the records and books of account of, and (at Lender's expense) visit its properties to discuss the affairs, finances and accounts of Borrower and its subsidiaries with any of its officers or directors. Borrower shall furnish and make available to Lender all such documents and information relating to Borrower and any subsidiary of Borrower as Lender may from time to time reasonably request, and Lender (or a representative of Lender) shall have the right to attend or participate by telephone in all meetings of the Board of Directors (and each committee thereof) of Borrower and each subsidiary of Borrower.

            4.1.8 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain records and books of account in accordance with generally accepted accounting principles on a basis consistently applied; and to furnish the same to Lender at no expense to Lender reflecting all financial transactions.

            4.1.9 MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

            4.1.10 MAINTENANCE OF LICENSES. Maintain and keep in effect licensing, permits, approvals, know-how and similar agreements necessary in the proper conduct of its business.

            4.1.11 NOTICE OF CERTAIN EVENTS. Promptly notify Lender in writing of the occurrence of (a) any Event of Default or of any event which would become an Event of Default upon the giving of notice, the lapse of time, or otherwise, which notice shall be accompanied by a written notice of the action that Borrower proposes to take as a result of such Event of Default;

(b) change in the location of Borrower's chief executive office; (c) change in the name or trade name of Borrower; (d) commencement of any litigation or proceedings before any governmental or regulatory agency affecting Borrower, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the financial condition of Borrower.

            4.1.12 ADDITIONAL COVENANTS REGARDING TRANSACTION DOCUMENTS. Obtain or cause to be obtained any consent or approval of any person or entity that may be required to the execution, delivery or performance of the Transaction Documents.

            4.1.13 COMPLIANCE WITH LAWS. Comply in all respects with all federal, state, local or foreign environmental protection laws and regulations where the failure to comply with such laws and regulations would have a material adverse effect upon the financial condition, business or operations of Borrower.

            4.1.14 RESERVATION OF SECURITIES. Borrower shall at all times reserve and keep available out of its authorized and unissued stock and other securities, for issuance and delivery to Lender as provided in the Transaction Documents, all Securities that Borrower could be obligated to issue or deliver under the provisions of the Transaction Documents.

            4.1.15 FURTHER ASSURANCES. Upon the reasonable request of Lender, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such other instruments, acts, deeds, and assurances as may be required by Lender for the purpose of carrying out the provisions and intent of the Transaction Documents.

      SECTION 4.2 NEGATIVE COVENANTS OF BORROWER. So long as the Note shall remain unpaid and obligations exist under this Agreement, without the prior written consent of Lender, Borrower shall not:

            4.2.1 INDEBTEDNESS, LIENS, ETC. Incur any Indebtedness, or create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its assets or properties, or assign or otherwise convey any right to receive income or sell, convey, lease, assign or transfer any substantial part of its assets outside the ordinary course of business, or change the character of its business as conducted on the date hereof.

            4.2.2 MERGERS, ETC. Merge into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired in the ordinary course of business).

            4.2.3 DIVIDENDS. Declare or pay any dividends or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or issue any additional shares of capital stock or in any way cause a dilution in the stock ownership interests in Borrower.

            4.2.4 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of its business.

     SECTION 4.3 REGISTRATION RIGHTS. Lender (and any transferee of any of the Securities) shall have the right to require Borrower to register the Conversion Shares, the Payment Shares and the Warrant Shares under the Securities Act and/or to register and/or to qualify (or exempt from registration and/or qualification) the Conversion Shares, the Payment Shares and the Warrant Shares under the registration, permit or qualification requirements of any state securities laws, whenever Borrower takes any such action with respect to any stock or other equity securities held by any other Person, all on terms and subject to conditions no less favorable to Lender (or such transferee) than the terms and conditions applicable to any such other Person.

     SECTION 4.4 STOCKHOLDER RIGHTS. So long as Lender and/or his heirs, executors, personal representatives and transferees continue to hold at least 50% of the Conversion Shares, Payment Shares or Warrant Shares, as the case may be, that are issued, Borrower shall do all of the following:

            4.4.1 DIRECTORS/OFFICERS. Unless consented otherwise in writing by Lender (or any such heir, executor, personal representative or transferee), take all actions (and cause its directors and stockholders to take all actions) necessary to (i) elect Floyd Hill as the Chief Operating Officer of Borrower, and (ii) if and when requested by Lender (or any such heir, executor, personal representative or transferee), elect a person designated by Lender (or any such heir, executor, personal representative or transferee) as a director to serve on the Board of Directors (and each committee thereof) of Borrower and each subsidiary of Borrower and replace any such person with another person designated by Lender (or any such heir, executor, personal representative or transferee). If there is more than one Person holding Conversion Shares, Payment Shares or Warrant Shares, the rights granted under this Section 4.4.1 shall be exercised by the Person or Persons holding a majority of the outstanding Conversion Shares, Payment Shares or Warrant Shares, as the case may be, held by Lender and/or his heirs, executors, personal representatives and transferees or, if there is no such Person or Persons, such rights shall be exercised by the Lender or his designee.

            4.4.2 INSPECTION/AUDIT RIGHTS, Upon reasonable notice, at any reasonable time and from time to time, permit Lender (and any such heir, executor, personal representative or transferee) or any agents or representatives thereof, to examine and make copies of and abstracts from and to otherwise audit the records and books of account of, and, at Lender's (or such heir's, executor's, personal representative's or transferee's) expense, visit its properties to discuss the affairs, finances and accounts of Borrower and its subsidiaries with any of its officers or directors.
Borrower shall furnish and make available to Lender (and any such heir, executor, personal representative or transferee) all such documents and information relating to Borrower and any subsidiary of Borrower as Lender (or such heir, executor, personal representative or transferee) may from time to time reasonably request, and Lender (and any such heir, executor, personal representative or transferee) or a representative of Lender (or any such heir, executor, personal representative or transferee) shall have the right to attend or participate by telephone in all meetings of the Board of Directors (and each committee thereof) of Borrower and each subsidiary of Borrower.

            4.4.3 PREEMPTIVE RIGHTS. Give Lender (and any such heir, executor, personal representative or transferee) the preemptive right to purchase (at the same price and on the same terms and conditions as any other Person) Lender's (or such heir's, executor's, personal representative's or transferee's) pro rata share of any stock or other equity securities that Borrower or any subsidiary may propose to sell or otherwise issue (which pro rata share shall be based upon the percentage of the outstanding common stock of Borrower represented by the shares of common stock of Borrower owned by Lender (or such heir, executor, personal representative or transferee).

                                      ARTICLE V
                            EVENTS OF DEFAULT AND REMEDIES

     SECTION 5.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an Event of Default.

            5.1.1 Failure to pay in full the amount of any principal of the Note, or failure to pay any interest on the Note, when any such payment shall be or become due; or

            5.1.2 Any representation or warranty made in any of the Transaction Documents or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with any Transaction Documents, shall prove to have been incorrect when made in any respect that is material to the transactions contemplated by the Transaction Documents; or

            5.1.3 Failure of Borrower or any other party other than Lender to perform or observe any other term, covenant or agreement contained in any of the Transaction Documents; or

            5.1.4 Any of the Transaction Documents at any time after execution and delivery and for any reason, shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or the Current Stockholders or Borrower shall deny or disclaim any further liability or obligation under any of the Transaction Documents to which Borrower and/or the Current Stockholders are a party; or

            5.1.5 A decree or order for relief shall be entered by a court having jurisdiction in the premises in respect of Borrower in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official shall be appointed for borrower or for any substantial part of its properties, or the winding-up or liquidation of its affairs shall be ordered and any such decree, order or appointment shall continue unstayed and in effect for a period of 30 consecutive days.

            5.1.6 Borrower shall commence a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of or for Borrower or any substantial part of its properties or Borrower shall make any assignment for the benefit of creditors, or Borrower shall fail generally to pay its debts as such debts become due, or Borrower shall take corporate action in furtherance of any of the foregoing.

            5.1.7 There shall occur any material adverse change in the financial condition, business or operations of Borrower;

            5.1.8 There shall occur any material adverse change in the Collateral;

            5.1.9 A final judgment or judgments for the payment of money in excess of $25,000 in the aggregate shall have been rendered against Borrower and the same shall have remained unsatisfied and in effect, without stay of execution, for any period of sixty (60) days.

And in the case of events (other than (i) Note payment defaults, (ii) Collateral defaults, (iii) any act, event or condition resulting in or relating to an emergency situation or is incurable in the reasonable judgment of Lender, or (iv) an event for which Borrower fails to give Lender notice as required in Section 4.1.11(a) within a period of 10 days after obtaining knowledge of any Event of Default or other event referred to therein, in each of which cases, notice and opportunity to cure shall not be applicable), such failure remains unremedied for 30 days after written notice thereof shall have been given to Borrower.

     SECTION 5.2 REMEDIES UPON DEFAULT. Upon the occurrence of and during the continuance of any Event of Default, the Lender may exercise any and all right and remedies granted to Lender under the Transaction Documents or by law.

                                      ARTICLE VI
                                    MISCELLANEOUS

            SECTION 6.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of Lender, or any other holder of the Note in exercising any right, power or remedy hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under the Note. The remedies in the Transaction Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 6.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Transaction Document nor consent to any departure by Borrower or any other party other than Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 6.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands, directions and other communications provided for under this Agreement shall be in writing and mailed, sent by FAX or otherwise delivered to the applicable party at the address or FAX number indicated below:

              If to Borrower:

              S&D Foods, Inc.
              1333 Marsten Road
              Burlingame, California 94010
              Attn: President
              FAX: (415) 579-5566

              If to Lender:

              Kenneth A. Steel
              c/o K.A. Steel Chemicals Inc.
              1001 Main Street
              Lemont, IL 60439
              FAX: 708-257-3922

or, as to each party, at such other FAX number or address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices, requests, demands, directions and other communications shall, when mailed, be effective when deposited in the mails addressed as aforesaid.

     SECTION 6.4 COSTS, EXPENSES AND TAXES. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and fees or charges payable or determined to be payable in connection with the execution, delivery, filing, or recording of the Transaction Documents, or any other instrument or writing to be delivered thereunder, or in connection with any transaction pursuant thereto, and shall reimburse, hold harmless, and indemnify Lender for, from, and against any and all loss, liability, or legal or other expense with respect to or resulting from any delay in paying or failing to pay any tax, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of its obligations under the Transaction Documents or any event of default hereunder; PROVIDED, HOWEVER, that each party shall pay its own attorneys' fees in connection with the preparation and review of the Transaction Documents. The covenants and agreements of this Section 6.4 shall survive the repayment of the Note and the cancellation thereof.

     SECTION 6.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

     SECTION 6.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of and be enforced by the parties hereto and their respective successors, assigns, heirs, executors and personal representatives, and, in the case of any Security, any person to whom such Security may be conveyed, transferred or assigned, except that Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Lender. Lender shall be entitled to assign the Transaction Documents, in whole or in part, by way of participation or otherwise, at any time.

     SECTION 6.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the choice of law provisions thereof.

     SECTION 6.8 SEVERABILITY OF PROVISIONS. Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.9 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 6.10 SECURITY. The Obligations, all amounts owing to Lender under the Collateral Documents, and all amounts advanced or expended by Lender for the maintenance or preservation of collateral shall be secured by liens on the property described in the Collateral Documents.

     SECTION 6.11 PAYMENTS ON NON-BUSINESS DAYS. If any payment to be made hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next Business Day and such extension of time shall be included in computing any interest in respect of such payments.

     SECTION 6.12 INTEGRATION; ENTIRE AGREEMENT. This Agreement, the Note, the Transaction Documents, and other instruments and documents to be delivered hereunder and thereunder are intended by the parties hereto and thereto to be an integrated contract, which together, except as otherwise provided herein, contain the entire understandings of the parties with respect to the subject matter contained herein and therein. There are no restrictions, warranties, representations, covenants or undertakings other than those expressly set forth herein and therein. This Agreement, the Note, the Transaction Documents and other documents to be delivered hereunder and thereunder, except as otherwise provided for herein, supersede all prior agreements and understandings between the parties with respect to such subject matter. All exhibits attached to this Agreement are incorporated herein by reference as though fully set forth.

     SECTION 6.13 SURVIVAL OF AGREEMENTS. All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of the Transaction Documents and the making of the Loan hereunder.

     SECTION 6.14 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Lender or any holder of any Security in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Transaction Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 6.15 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save, defend and hold harmless Lender and its directors, officers, agents, and employees (collectively the "indemnitees") from and against any and all claims, demands, actions, or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that the Person has or asserts against Borrower, except to the extent such claim, demand, action or cause of action arises from the negligence or misconduct of Lender.

     SECTION 6.16 FURTHER ASSURANCES. At any time or from time to time upon the request of Lender, Borrower will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of the Transaction Documents and to provide for the payment of all Obligations in accordance with the terms of the Transaction Documents.

     SECTION 6.17 TIME OF THE ESSENCE. With respect to all of the Transaction Documents, time is of the essence.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                   S&D FOODS, INC.


                                   By:  /s/ DEAN NICHOLAS
                                        ----------------------------------
                                   Its: President
                                        ----------------------------------

                                   /s/ KENNETH A STEEL
                                   ----------------------------------
                                       KENNETH A STEEL

                                                                      EXHIBIT A

                                   S&D FOODS, INC.

                             CONVERTIBLE PROMISSORY NOTE


THIS NOTE AND THE SHARES THAT MAY BE ISSUED UNDER THE PROVISIONS OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE,, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND REGISTRATION AND/OR QUALIFICATION OF THE SAME UNDER ANY APPLICABLE STATE SECURITIES LAW OR (B) AN EXEMPTION THEREFROM.


$500,000                               OCTOBER __, 1995
                                       SAN FRANCISCO, CALIFORNIA

FOR VALUE RECEIVED, S&D FOODS, INC., a California corporation ("Maker"), promises to pay to KENNETH A. STEEL ("Holder"), or order, the principal amount of Five Hundred Thousand Dollars ($500,000), together with interest on such amount, all as set forth below:

     LOAN AND INVESTMENT AGREEMENT. This Note is the Convertible Promissory Note referred to in that certain Loan and Investment Agreement of even date herewith (the "Loan Agreement") between Maker and Holder. All terms used in this Note that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     INTEREST RATE. The outstanding principal of this Note shall bear interest at the rate of ten and a quarter percent (10.25%) per annum. Interest shall accrue on the outstanding principal of this Note from and after the date of this Note and shall be calculated on the basis of a 365-day year.

     MAXIMUM INTEREST. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of money loaned hereunder or for the performance or payment of any covenant or obligation contained herein, as interest or otherwise, exceed the maximum amount permissible under applicable law. If under any circumstance fulfillment of any covenant or obligation hereunder exceeds the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if under any circumstance Holder shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal hereof and not to the payment of interest or, if such amount that would be excessive interest exceeds the unpaid principal hereof, the amount thereof in excess of the unpaid principal hereof shall be refunded to Maker. Nothing contained in this paragraph shall limit or restrict Maker's covenants and obligations under the provisions of CONVERSION RIGHT, STOCK PAYMENT RIGHT, DIVIDENDS/DISTRIBUTIONS, or ADJUSTMENT EVENTS below.

MATURITY DATE/PAYMENT. All unpaid principal of this Note, together with all accrued and unpaid interest, shall be due on March 31, 1996 ("Stated Maturity Date"). Any payment with respect to this Note shall be applied first to the payment of attorneys fees and costs and expenses of collection, if any, then to accrued and unpaid interest, and then to unpaid principal. All payments of principal and interest are to be made to Holder at K.A. Steel Chemicals Inc., 1001 Main Street, Lemont, IL 60439, Attn: Kenneth A. Steel, or such other address as Holder may specify to be the Place of Payment by notice given to Maker as provided below under NOTICES (the "Place of Payment"), and, except as expressly provided below under STOCK PAYMENT RIGHT, all payments of principal and interest are to be made in lawful money of the United States of America. All principal, interest and other amounts payable under this Note that remain unpaid after the Stated Maturity Date shall bear interest from such date until paid at the rate specified above under INTEREST PATE.

SECURITY. The payment of principal and interest and all other obligations of Maker in respect of this Note are secured by a first lien and security interest in the Collateral under the Security Agreement.

CONVERSION RIGHT. Maker is currently contemplating a private placement of its Common Stock (the "Private Placement"). This Note shall be convertible at any time on or prior to the Stated Maturity Date (but in no event later than the Stated Maturity Date) at the option of Holder (the "Conversion Right") into shares of Maker's Common Stock ("Common Stock") at the lowest price per share at which Common Stock is offered or sold in connection with the Private Placement (the "Conversion Price"). If the Conversion Right is exercised, the number of shares of Common Stock that Holder shall be entitled to receive upon exercise of the Conversion Right shall equal the greater of (i) $500,000 divided by the Conversion Price or (ii) the number of shares necessary to give Holder a __% equity interest in Maker on a fully diluted basis as of the Conversion Date (as defined below). The shares of Common Stock acquired upon exercise of the Conversion Right are hereinafter referred to as the "Conversion Shares"). The Conversion Right may be exercised by Holder by giving notice to Maker as provided below under NOTICES stating that Holder is exercising the Conversion Right. The date on which such notice is given to Maker is the "Conversion Date", and all Conversion Shares shall be issued to Holder as of the Conversion Date, with the result that Holder shall be treated as the holder of record of the Conversion Shares on and as of the Conversion Date. Within a period of ten (10) days after the Conversion Date, Maker shall deliver to Holder, at the Place of Payment, a stock certificate, dated the Conversion Date, for the Conversion Shares and a check in payment of all accrued and unpaid interest on this Note, against delivery to Maker by Holder of this Note marked canceled (or an Affidavit of Loss and Indemnity Agreement in the form attached hereto duly completed and signed by Holder).

STOCK PAYMENT RIGHT. If (i) prior to the Stated Maturity Date, Maker raises at least $2,140,000 in cash from the sale of its Common Stock in the Private Placement, (ii) on or prior to the Stock Payment Date (as defined below), no Event of Default has occurred and is continuing, and no event has occurred and is continuing which, upon the giving of notice, the lapse of time, or otherwise, could become an Event of Default, and (iii) on or prior to the Stated Maturity Date, Maker delivers to Holder a written certification from the President, of Maker that the conditions described in clauses (i) and (ii) of this paragraph have been satisfied (the date on which such certification is delivered to Maker is the "Stock Payment Date"), then Maker shall have the right (the "Stock Payment Right") to pay the unpaid principal of this Note, by delivering to Holder, on the Stock Payment Date (but in no event later than the Stock Payment
Date), the number of shares of its Common Stock equal the greater of (i) $500,000 divided by the Conversion Price or (ii) the number of shares necessary to give Holder a __% equity interest in Maker on a fully diluted basis as of the Stock Payment Date. The shares of Common Stock so delivered are hereinafter referred to as the "Payment Shares"). The Payment Shares shall be issued to Holder as of the Stock Payment Date, with the result that Holder shall be treated as the holder of record of the Payment Shares on and as of the Stock Payment Date. On the Stock Payment Date, Maker shall deliver to Holder, at the Place of Payment, a stock certificate, dated the Stock Payment Date, for the Payment Shares and a check in payment of all accrued and unpaid interest on this Note through the Stock Payment Date, against delivery to Maker by Holder of this Note marked canceled (or an Affidavit of Loss and Indemnity Agreement in the form attached hereto duly completed and signed by Holder). Maker acknowledges and agrees that, on the Stock Payment Date, the fair market value of the Payment Shares, together with any other stock, securities or property that may be delivered to Holder as provided below under DIVIDENDS/DISTRIBUTIONS, does not and will not exceed the amount of unpaid principal and accrued and unpaid interest that is being paid with the Payment Shares.

DIVIDENDS/DISTRIBUTIONS.

Whenever any Conversion Shares or Payment Shares are issued, Maker shall also deliver to Holder, at the time the certificate representing such Conversion Shares or Payment Shares are delivered to Holder, any and all dividends and other distributions that would have been paid or made to the Holder in respect of the Conversion Shares or the Payment Shares if Holder had been the holder of record of such Conversion Shares or Payment Shares on and as of the date of this Note and at all times subsequent thereto through and including the Conversion Date or the Stock Payment Date, as the case may be. The provisions of this paragraph shall survive the surrender and cancellation of this Note.

ADJUSTMENT EVENTS. In the event that, on or after the date of this Note and prior to the Conversion Date or the Stock Payment Date, as the case may, there should be a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of Maker which affects the outstanding Common Stock (an "Adjustment Event"), then, in the case of each such Adjustment Event, an appropriate adjustment to reflect such Adjustment Event, as reasonably determined in good faith by Maker and Holder, shall be made with respect to the Conversion Price and the number and character of the securities which may be issued in connection with the Conversion Right and the Payment Right and any and all other provisions of this Note that may be affected thereby. Notice of each Adjustment Event will be delivered to Holder by Maker not less than ten (10) days prior to the date on which such Adjustment Event is to occur. The provisions of this paragraph shall survive the surrender and cancellation of this Note.

TRANSFER OF NOTE.

RIGHT TO TRANSFER. Subject to the provisions of SECURITIES LAWS below, Holder may sell, assign or otherwise transfer this Note, in whole or in part, (i) at any time prior to the exercise of the Conversion Right or the Stock Payment Right, or (ii) if neither such right is exercised, at any time prior to the payment of all principal, interest and other amounts payable hereunder.

TRANSFER PROCEDURE.

(i) This Note will be deemed to have been transferred only if and when Maker has received all of the following items (the date on which all of such items are received by Maker is hereinafter sometimes referred to as the "Transfer Date"):

    (A) This Note (or an Affidavit of Loss and Indemnity Agreement in the form attached hereto duly completed and signed by Holder) with a Notice of Transfer in the form attached hereto duly completed and signed by Holder and the proposed transferee; and

    (B) Any written agreement that Maker may require Holder to furnish pursuant to the provisions of SECURITIES LAWS below.

(ii) Within a period of ten days after the Transfer Date, Maker shall deliver to the transferee and/or Holder, as the case may be:

         (A) A new Note dated the Transfer Date issued in the name of the transferee for the principal amount of this Note that is being transferred; and

         (B) If this Note is being transferred only in part, a new Note dated the Transfer Date issued in the name of Holder for the remaining principal amount of this Note.

(iii) This Note will be deemed to have been transferred to the proposed transferee on the Transfer Date, and the proposed transferee will be deemed for all purposes to have become the holder of this Note (with respect to the principal amount of this Note that is being transferred) on and as of the Transfer Date.

SECURITIES LAWS. By acceptance of this Note and any Conversion Shares or Payment Shares, Holder agrees that:

SECURITIES LAW COMPLIANCE. Any sale, assignment or other transfer of this Note, any Conversion Shares or any Payment Shares (and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor) must be made in compliance with applicable federal and state securities laws, and no sale, assignment or other transfer of this Note, any Conversion Shares or any Payment Shares (or any other securities that may be issued or distributed with respect thereto or issued in exchange or substitution therefor) may be made that would violate any applicable federal and state securities laws.

TRANSFEREE AGREEMENT. As a condition precedent to any proposed sale, assignment or other transfer of this Note, any Conversion Shares or any Payment Shares (and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor), Maker may require that Holder furnish to Maker a written agreement from the proposed transferee, in form and substance reasonably satisfactory to Maker and its legal counsel, concerning the investment intent of the proposed transferee and other matters relating to federal and state securities law compliance.

LEGENDS. Unless and until this Note, all Conversion Shares and all Payment Shares (and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor) are freely transferable without registration under the Securities Act of 1933 and/or registration and/or qualification under any applicable state securities laws, this Note and each certificate representing Conversion Shares or Payment Shares (and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor) shall have endorsed thereon a legend substantially as follows:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND REGISTRATION AND/OR QUALIFICATION OF SUCH SHARES UNDER ANY APPLICABLE STATE SECURITIES LAW OR (B) AN EXEMPTION THEREFROM."

Maker may place such additional legends on this Note and any certificate representing Conversion Shares or Payment Shares (and any other securities that may be issued or distributed therewith or with respect thereto or in exchange or substitution therefor) as Maker, upon the advice of its legal counsel, may from time to time deem necessary or appropriate to comply with any applicable federal or state securities laws.

SHARES DULY AUTHORIZED, ETC. All Conversion Shares and all Payment Shares will, when delivered to Holder, be duly authorized, validly issued, fully paid and nonassessable.

EVENTS OF DEFAULT/ACCELERATION. Upon the occurrence and during the continuance of any Event of Default, at the election of Holder, all unpaid principal of this Note, together with all accrued and unpaid interest may be declared (and, if so declared, shall be and become) immediately due and payable, all without demand, presentment or notice, each of which is hereby waived by Maker, and, following any such election, Holder shall have and may exercise any and all rights and remedies to which Holder may be entitled under this Note, the Security Agreement or any other agreement or by law. The date on which such election is made is the "Accelerated Maturity Date". All principal, interest and other amounts payable under this Note that remain unpaid after the Accelerated Maturity Date shall bear interest from such date until paid at the rate specified above under INTEREST RATE.

ATTORNEYS' FEES AND COSTS. If Holder brings any legal action against Maker to enforce any of the provisions of this Note or because of a breach or default by Maker under this Note, Holder shall be entitled, in addition to any other relief granted, to recover from Maker all costs and expenses incurred by Holder in connection with such legal action, including, without limitation, all reasonable attorneys' fees, and the right to recover such costs and expenses shall be deemed to have accrued upon the commencement of such legal action and shall be enforceable whether or not such legal action is prosecuted to judgment.

WAIVERS. Maker hereby (i) waives diligence, demand, presentment, notice of non-payment, protest and notice of protest, (ii) expressly agrees that this Note and any payment hereunder may be renewed, modified or extended from time to time and at any time, (iii) consents to the acceptance or release of security for this Note, and (iv) waives to the fullest extent permitted by law the right to plead any and all statutes of limitations as a defense to any demand on this Note or to any agreement to pay this Note.

GOVERNING LAW/JURISDICTION AND VENUE. This Note shall be governed by and coded in accordance with the internal laws of the State of Illinois, without reference to its conflict of laws rules. Maker hereby consents and agrees that any federal or state court located in the State of Illinois shall have jurisdiction over Maker for any legal action that may be brought against Maker to enforce any of the provisions of this Note or because of a breach or default by Maker under this Note. Maker hereby waives any and all objections based on venue or jurisdiction to any legal action brought in any such court for such purpose, and Maker hereby agrees that, to the fullest extent permitted by law, service in any such legal action may be made on Maker as provided below under NOTICES.

NOTICES. All notices, requests, demands and other communications under this Note must be in writing and shall be deemed to have been duly given and delivered (i) on the date of delivery if delivered personally or by fax to the party to whom notice is to be given, or (ii) on the third (3rd) day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to Holder:

              Kenneth A. Steel.
              K.A. Steel Chemicals Inc.
              1001 Main Street
              Lemont, IL 60439
              FAX: (708) 257-3922


         If to Maker:

              S&D Foods, Inc.
              1333 Marsten Road
              Burlingame, California 94010
              Attn: President
              FAX: (415) 579-5566

Either party may change the address or FAX number to which notices to such party are to be addressed by giving the other party notice of such change in the manner set forth above.

MISCELLANEOUS. The provisions of this Note shall inure to the benefit of and be binding upon and enforceable against (i) the undersigned Maker and its successors and assigns, including any person or entity that succeeds to all or any substantial part of the business and assets of Maker, whether or not such person or entity expressly assumes this

    Note, and (ii) the named Holder and his heirs, executors, personal representations, and any person or entity to whom this Note or any interest herein may be conveyed, transferred or assigned. As used herein, the term "Maker" shall include the undersigned Maker and its successors and assigns, including any person or entity that succeeds to all or any substantial part of the business and assets of Maker, whether or not such person or entity expressly assumes this Note, and the term "Holder, shall include the named Holder and his heirs, executors, personal representations, and any person or entity to whom this Note or any interest herein may be conveyed, transferred or assigned. Maker represents and warrants to Holder that all obligations under this Note arise out of or in connection with business purposes and do not relate to any personal, family or household purpose.


IN WITNESS WHEREOF, Maker has caused this Note to be executed by one of its duly authorized officer on October __, 1995.



                                 S&D FOODS, INC.,
                                 a California corporation


                                 By:
                                      ------------------------------------
                                      Its:
                                           -------------------------------

                                  NOTICE OF TRANSFER

The Holder hereby:

     (i) sells, assigns and offers this Note as to __________ unpaid principal of this Note to the following proposed transferee:

                   Name:
                         --------------------------
                Address:
                         --------------------------

                         --------------------------

                         --------------------------

      Taxpayer I.D. No.: --------------------------

     (ii) Requests that a new Note be issued in the name of the transferee for the principal amount of this Note that is being transferred and that the same be delivered to the transferee at the address set forth above; and

     (iii) if this Note is being transferred only in part, requests that a new Note be issued in the name of Holder for the remaining balance of the unpaid principal of this Note and that the same be delivered to the Holder at the Place or Payment.



Dated:                 19
       --------------,    --                 ---------------------------------
                                                        Signature

                                             (Sign exactly as your name appears
                                                      in this Note)

The undersigned, being the proposed transferee named in this Notice of Transfer, hereby accepts and agrees to be bound by all of the terms and conditions of the new Note that is being issued to the undersigned.



Dated:                 19
       --------------,    --                 ---------------------------------
                                                         Signature

                                             (Sign exactly as your name appears
                                                 in this Notice of Transfer)





                                         10